Allstate Life Insurance Company of New York
                  Allstate Life of New York Separate Account A

                      Supplement, dated October 15, 2004,
                                       to

   Prospectuses and Statements of Additional Information, dated May 1, 2004 or thereafter


This Supplement is intended to be distributed with prospectuses and statements of information for certain variable annuity contracts issued by Allstate Life Insurance Company of New York.

The prospectuses and statements of information are revised as follows:

o References, if any, to INVESCO VIF-Technology Fund - Series I are deleted and replaced with AIM V.I. Technology Fund - Series I.

o References, if any, to INVESCO VIF-Technology Fund - Series II are deleted and replaced with AIM V.I. Technology Fund - Series II.

o References, if any, to INVESCO VIF-Utilities Fund - Series I are deleted and replaced with AIM V.I. Utilities Fund - Series I.

o References, if any, to INVESCO VIF-Utilities Fund - Series II are deleted and replaced with AIM V.I. Utilities Fund - Series II.

o References, if any, to INVESCO VIF-Technology Variable Sub-Account are deleted and replaced with AIM V.I. Technology Variable Sub-Account.

o References, if any, to INVESCO VIF-Utilities Variable Sub-Account are deleted and replaced with AIM V.I. Utilities Variable Sub-Account.

o References to INVESCO Institutional (N.A.), Inc. as a sub-advisor to AIM Advisors, Inc. are deleted.


The investment objectives for the funds listed above have not changed.

Please retain this supplement together with your prospectus for future reference.